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                                                                    EXHIBIT 21.1



                              AUSPEX SYSTEMS, INC.

                              (As of June 30, 1999)


                                          Date of
           Name                         Incorporation   Place of Incorporation
---------------------------------       -------------   ------------------------
Auspex Systems, Inc.                     05/18/93       Delaware, USA

Auspex International, Inc.               07/19/93       California, USA

Systems Auspex, Inc.                     07/02/93       Quebec, Canada

Auspex Systems Limited                   08/23/93       Reading, United Kingdom

Auspex Systems GmbH                      09/24/93       Munich, Germany

Auspex Systems S.A.                      12/23/93       Paris, France

Auspex Foreign Sales Corporation         08/23/92       Barbados

Alphatronix, Inc.                        08/24/87       North Carolina, USA

Auspex Kabushiki Kaisha (K.K.)           07/02/98       Tokyo, Japan